Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and the Board of Trustees of

Princeton Everest Fund

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statement of assets and liabilities of Princeton Everest Fund and its subsidiary (formerly known as “Princeton Private Investments Access Fund”) (the “Fund”), including the consolidated portfolio of investments, as of March 31, 2022, the related consolidated statements of operations and cash flows for the year then ended, the consolidated statement of changes in net assets for the year then ended, the statement of changes in net assets for the year ended March 31, 2021, and the related notes to the consolidated financial statements, and the financial highlights for each of the five years in the period then ended, and have issued our report thereon, dated May 31, 2022, which contained an unmodified opinion on those financial statements. Our audits were performed for the purpose of forming an opinion on the financial statements and financial highlights as a whole. We have not performed any procedures with respect to the audited financial statements and financial highlights subsequent to May 31, 2022.

The Senior Securities Table included in the Form N-2 under the caption “Senior Securities” (the “Senior Securities Table”) has been subjected to audit procedures performed in conjunction with the audit of the Fund’s financial statements. The Senior Securities Table is the responsibility of the Fund’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, Senior Securities Table is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ RSM US LLP

Denver, Colorado

December 9, 2022